UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 20, 2009
APACHE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-4300	41-0747868
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
2000 Post Oak Boulevard
Suite 100
Houston, Texas 77056-4400
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (713) 296-6000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     The Management Development and Compensation Committee of Apache Corporation’s board of directors has implemented two compensation policies.
     First, multi-year grants to the Chief Executive Officer will be made no more frequently than once every five years.  For purposes of this policy, a multi-year grant is a grant of restricted stock, restricted stock units and/or stock options that exceeds in value the annual grants made to named executive officers as described in the company’s prior proxy statements.  A named executive officer is the company’s principal executive officer, principal financial officer, and the other executive officers listed in the Summary Compensation Table of the company’s proxy statement.  This policy does not affect the board’s ability to set executive officers’ annual grants.
     Second, the company will no longer reimburse named executive officers for payment of taxes on personal use of company aircraft, except to the former chairman of the company pursuant to the terms of his previously existing binding contract.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APACHE CORPORATION
Date: April 21, 2009	/s/ Roger B. Plank
Roger B. Plank
President